UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 19, 2009

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2009, Christopher P. Liddell, the chief financial officer of Microsoft Corporation (the “Company”), informed the Company of his intention to resign his position to pursue other opportunities. Mr. Liddell will remain an employee of the Company through December 31, 2009.

On November 24, 2009, the Company announced the appointment of Peter Klein, age 47, to serve as chief financial officer. Since February 2006, Mr. Klein has been serving as corporate vice president and chief financial officer of the Microsoft Business Division. In this role Mr. Klein oversaw the financial performance of the businesses that comprise the Business Division, which include the Microsoft Office system of programs, servers and software-based services, Microsoft Dynamics business applications for small and midsize businesses, large organizations and divisions of global enterprises, and Microsoft’s Unified Communications products which provide software-based communications tools to business. He was responsible for overall financial management of the Business Division, including financial and strategic planning, reporting and analysis, as well as communications to the investment community. Prior to his role in the Business Division, Mr. Klein was chief financial officer of Microsoft’s Server & Tools Business Group beginning in July 2003. Mr. Klein joined Microsoft in 2002.

As chief financial officer, Mr. Klein will be paid an annual base salary of $500,000 and has been approved as a participant under the Company’s Executive Officer Incentive Plan (the “Incentive Plan”). The Compensation Committee of the Board of Directors will determine the amount payable as an award under the Incentive Plan in its discretion following the end of fiscal year 2010. In making its determination the Compensation Committee will consider the recommendation of the Company’s chief executive officer, Steve Ballmer, which will take into account Mr.Klein’s performance against annual commitments and any other information Mr. Ballmer finds relevant, and Mr.Klein’s performance on a range of annual financial, operational and strategic measures and any other information the Committee deems relevant. After the Committee approves the award, it will be paid 20% in cash and 80% in the form of a stock award that will vest in four equal annual installments.

Item 7.01.	Regulation FD Disclosure.

On November 24, 2009, the Company issued a press release announcing Mr. Liddell’s decision to leave the Company and Mr. Klein’s appointment as chief financial officer. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 and in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

99.1	Press release, dated November 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: November 24, 2009	/s/ JOHN A. SEETHOFF
John A. Seethoff
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated November 24, 2009

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